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                                                            Exhibit 5.01

ERICKSON & SEDERSTROM, P.C.
10330 Regency Parkway Drive, Suite 100
Omaha, Nebraska 68114

March 11, 2002

Michael P. May
iSecureTrac Corp.
5022 South 114th Street
Omaha, NE 68137

RE:   Registration Statement on Form SB-2

Dear Mr. May:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, of 19,986,528 shares of the Company's Common Stock, $.001 par value (the "Stock"), to be sold by the Company and certain stockholders in a public offering pursuant to a Registration Statement on Form SB-2 (the "Registration Statement"). The Stock consists of 4,000,000 shares offered directly by the Company (the "Company Shares"), 7,376,738 shares offered by certain selling stockholders (the "Selling Stockholders' Shares"), and up to 8,609,790 shares to be issued upon conversion of the Company's Series A Convertible Preferred Stock and sold by the holders thereof (the "Conversion Shares").

We have reviewed the Registration Statement, the Company's Restated Certificate of Incorporation, as amended (the "Charter"), the Restated Bylaws of the Company, corporate minutes of the Board of Directors relating to the issuance of the Company Shares to be sold by the Company and of the Conversion Shares to be sold by the holders thereof, and such other documents, corporate records, agreements and questions of law as we have deemed necessary to the rendering of opinions expressed herein. Based on the foregoing, we are of the opinion that
(1) the Company Shares to be sold by the Company, as described in the Registration Statement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company, (2) the Selling Stockholders' Shares are validly issued, fully paid and nonassessable shares of Common Stock of the Company, and (3) the Conversion Shares, when issued in accordance with the Charter, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

This opinion is based upon Delaware law. We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit thereto.

                                       Sincerely,
                                       ERICKSON & SEDERSTROM, P.C.

                                       /s/ Gary L. Hoffman
                                       ----------------------------------
                                       Gary L. Hoffman